Office of the Chief Accountant
U.S. Securities & Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

We have read the statements (a copy of which is attached) made by Branded Media Corporation [Commission File Number 000-03574] , which were filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Branded Media Corporation dated November 17, 2006. We agree with the statements concerning our Firm in such Form 8-K.


/s/ Friedman LLP
------------------------
Friedman LLP
East Hanover, New Jersey
November 22, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 10, 2006

                            BRANDED MEDIA CORPORATION
             (Exact name of registrant as specified in its charter)

Nevada                                   000-03574                20-2053360
-------------------------------         ------------         -------------------
(State or Other Jurisdiction of         (Commission             (IRS Employer
Incorporation or Organization)          File Number)         Identification No.)

425 Madison Avenue, New York, NY                         10017
----------------------------------------                 ----------
(Address of Principal Executive Offices)                 (Zip Code)

         Registrant's phone number, including area code: (212) 230-1941
                                                         --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL SATEMENTS

Item 4.01. Change in Registrant's Certifying Accountant.

      Effective November 10, 2006, Branded Media Corporation ("BMC") and BMC's subsidiary Executive Media Network, Inc. ("EMN") dismissed Friedman LLP ("Friedman") as their independent registered public accounting firm. The decision to dismiss Friedman was approved by the BMC and EMN Boards of Directors.

      The reports of Friedman on the BMC and EMN financial statements for the fiscal years ended September 30, 2005 and September 30, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle, except that (i) the BMC financial statements for the fiscal year ended September 30, 2005 contained an explanatory paragraph related to substantial doubt regarding BMC's ability to continue as a going concern and (ii) the BMC financial statements for the fiscal year ended September 30, 2004 were restated because subsequent to the issuance of such financial statements Friedman became aware that those financial statements did not reflect the proper value of a film, television, and music library and certain non-monetary transactions. In Friedman's original report, Friedman expressed an unqualified opinion on BMC's financial statements as of and for the fiscal year ended September 30, 2004, and Friedman's opinion on the revised statements remained unqualified.

      In connection with Friedman's audits of the BMC and EMN financial statements for the fiscal years ended September 30, 2005 and September 30, 2004, and the subsequent period through November 10, 2006, there were no disagreements between BMC and EMN and Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Friedman would have caused Friedman to make reference to the subject matter of the disagreement in connection with its report on the financial statements of BMC or EMN for such years.

      During the fiscal years ended September 30, 2005 and September 30, 2004 and through November 10, 2006 there have been no events required to be reported under Regulation S-B Item 304 (a)(1)(iv)(B).

      BMC and EMN have requested that Friedman furnish them with a letter addressed to the SEC stating whether Friedman agrees with the above statements made by BMC and EMN. BMC will amend this Form 8-K and attach a copy of such letter as an exhibit promptly after Friedman furnishes the letter to BMC and EMN.

Section 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

      (a) Not applicable.
      (b) Not applicable.
      (c) Not applicable.
      (d) Exhibits

Exhibit    Description                                  Location
-------    -----------------------------------------    ------------------------
16.2       Letter from Friedman LLP                     To be filed by amendment
           regarding change of certifying accountant.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 17, 2006

                                          BRANDED MEDIA CORPORATION
                                          (Registrant)


                                          By: /s/ Gary D. Kucher
                                              -----------------------
                                              Gary D. Kucher
                                              Chief Executive Officer